EX.(q)(1)

DOUBLELINE FUNDS TRUST

DOUBLELINE ETF TRUST

DOUBLELINE OPPORTUNISTIC CREDIT FUND

DOUBLELINE INCOME SOLUTIONS FUND

DOUBLELINE YIELD OPPORTUNITIES FUND

DOUBLELINE SHILLER CAPE® ENHANCED INCOME FUND

POWER OF ATTORNEY

I, the undersigned Trustee of the above-named trusts (each, a “Trust” and, collectively, the “Trusts”), hereby severally constitute and appoint each of Henry V. Chase, Youse Guia, Earl A. Lariscy, Cris Santa Ana, Neal Zalvan, Adam Rossetti, Carolyn Liu-Hartman, and Jeremy C. Smith, and each of them singly, with full powers of substitution and resubstitution, my true and lawful attorney, with full power to him or her to sign for me, and in my name and in the capacities indicated below, any Registration Statements of the Trusts on Form N-1A or Form N-2, all Pre-Effective Amendments to any such Registration Statements of the Trusts, any and all subsequent Post-Effective Amendments to such Registration Statements, any and all supplements or other instruments in connection therewith, any subsequent Registration Statements for the same offering which may be filed under Rule 462(b) or otherwise under the Securities Act of 1933, as amended (the “Securities Act”), any and all Forms 3, 4, and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules thereunder, and Section 30(h) of the Investment Company Act of 1940, as amended (the “1940 Act”), any and all agreements, filings, documents, registrations, notices, and other instruments required or permitted to be filed pursuant to the Securities Act, the Exchange Act, the 1940 Act, the Investment Advisers Act of 1940, as amended, the Commodities Exchange Act, as amended, the Federal Securities Laws (as that term is defined in Rule 38a-1 under the 1940 Act), and the rules thereunder, and/or any rules or regulations passed or adopted by the New York Stock Exchange or any other exchange on which a Trust’s shares trade (an “Exchange”), the National Futures Association (“NFA”), the Financial Industry Regulatory Authority (“FINRA”), and/or any other self-regulatory organization (each, an “SRO”) to whose authority a Trust is subject, and any and all agreements, filings, documents, registrations, notices, and other instruments required or permitted to be filed to comply with the statutes, rules, regulations or law of any state or jurisdiction, including those required to qualify to do business in any such state or jurisdiction (collectively, the “Securities and Commodities Laws”), and to file the same, with all exhibits thereto, and other agreements, documents and other instruments in connection therewith, with the appropriate regulatory body including, but not limited to, the Securities and Exchange Commission, the Commodity Futures Trading Commission, an Exchange, the NFA, FINRA, and any SRO, and/or the securities regulators or other agency or regulatory body of the appropriate states and territories, and generally to do all such things in my name and on my behalf in connection therewith as such attorney deems necessary or appropriate to comply with the Securities and Commodities Laws and all related requirements, granting unto such attorney full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as I might or could do in person, hereby ratifying and confirming all that such attorney lawfully could do or cause to be done by virtue hereof.

I acknowledge that the attorneys-in-fact, in serving in such capacity at my request, are not assuming, nor is any Trust assuming, any of my responsibilities to comply with the Securities and Commodities Laws. This Power of Attorney shall remain in full force and effect until I earlier revoke it in a signed writing delivered to the attorneys-in-fact.

/s/ Ronald R. Redell
By: Ronald R. Redell	Date: January 18, 2024
Title: President and Trustee

[Signature Page – Power of Attorney (Redell)]